                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 4, 1998


                              SCHUFF STEEL COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                    000-22715                   86-0318760
----------------------------      -------------             -------------------
(State or other jurisdiction      (Commission                (IRS Employer
   of incorporation)               File Number)             Identification No.)


            420 SOUTH 19TH AVENUE, PHOENIX, ARIZONA      85009
           ----------------------------------------    ----------
           (Address of principal executive offices)    (Zip code)


Registrant's telephone number, including area code (602) 252-7787

                       Not Applicable
--------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      Effective June 4, 1998, and pursuant to a Stock Purchase Agreement dated as of May 12, 1998 (the "Purchase Agreement"), among Schuff Steel Company (the "Company"), E.C. Addison and The Addison Structural Services, Inc. Leveraged Employee Stock Ownership Plan (collectively, the "Sellers"), and Addison Structural Services, Inc. ("Addison"), the Company purchased all of the issued and outstanding capital stock of Addison from Sellers. As a result of such purchase, the Company acquired indirect ownership of the assets of Addison's operating subsidiaries, Addison Steel, Inc. and Quincy Joist Company. The aggregate purchase price was $59.4 million, which is the price negotiated by the parties to the Purchase Agreement based on Addison's net worth, cash on hand, and other contractual variables at the date of closing.

      Founded in 1960, Addison provides structural steel fabrication and erection services and manufactures short- and long- span joists, trusses, and girders. Addison maintains steel fabrication facilities in Lockhart, Florida and in Albany, Georgia, and a joist manufacturing plant in Quincy, Florida. These operations expand the Company's geographic, product, and customer base and will be maintained on a going forward basis.

      The Company obtained the funds for the purchase price through the Company's private placement of its 10 1/2% Senior Notes due 2008 (See Item 5 below) and a promissory note secured by a letter of credit.

      On June 4, 1998, the Company issued a press release relating to the completion of the acquisition. A copy of the press release is filed herewith as
Exhibit 99.1 and is hereby incorporated herein by reference.

ITEM 5.     OTHER EVENTS.

      On June 4, 1998, the Company completed a private placement pursuant to Rule 144A of the Securities Act of 1933 ("Securities Act") of an aggregate of $100 million in principal amount of its 10 1/2% Senior Notes due 2008 (the "Offering"). Net proceeds of the Offering will be used to repay certain indebtedness of the Company and to pay the cash portion of the purchase price of the Company's acquisition of Addison Structural Services, Inc. The balance of the net proceeds will be used for working capital and general corporate purposes, which may include additional acquisition opportunities.

      The Notes were issued under an Indenture dated June 4, 1998, between the Company and Harris Trust Company of California, as Trustee, a copy of which is filed herewith. The Company also entered into a Registration Rights Agreement with the holders of the Notes in which the Company agrees, among other things, that, within 60 days of the Issue Date (as defined therein), it will file with the Securities and Exchange Commission a registration statement under the Securities Act that registers an exchange offer (the "Exchange Offer") by the Company that covers all the outstanding Notes. The Exchange Offer will provide that the Company exchange the Notes for senior subordinated notes with identical terms that will have been registered under the Securities Act.

      On June 4, 1998, the Company issued a press release relating to the completion of the Offering. A copy of the press release is filed herewith as
Exhibit 99.2 and is hereby incorporated herein by reference.

      On May 27, 1998, the Company executed a letter of commitment with Wells Fargo Bank, N.A. ("Wells Fargo"), relating to a proposed credit facility which, if entered into, would replace the Company's existing credit facilities. Pursuant to the credit facility, Wells Fargo would provide, together with other financial institutions, up to $25.0 million under a senior secured revolving credit facility (the "Revolver"). The Revolver would have a term of three years, would be secured by a first priority, perfected security interest in all assets of the Company and its present and future subsidiaries, and would be available for working capital and general corporate purposes. Interest payable on borrowings outstanding under the Revolver initially would be equal to either the Wells Fargo base rate plus 0.50% or LIBOR plus 2.50%, at the Company's option. The Company would be eligible for reductions in the initial margins on the Revolver if the Company achieves certain performance targets based upon its ratio of certain debt to earnings before interest, taxes, depreciation and amortization ("EBITDA").

      The Company would be able to prepay any Base Rate loan or any LIBOR loan without penalty. The Revolver would also contain certain affirmative and negative covenants, including a maximum leverage ratio, a minimum interest coverage ratio, a minimum fixed charge coverage ratio, a minimum EBITDA and certain other customary restrictive covenants.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (a)      Financial Statements.

            The audited historical Financial Statements of Addison, the notes related thereto, and the report of independent auditors of Addison are set forth below on pages F1 - F12.

   (b)      Pro Forma Financial Information.

            The Pro Forma financial information of the Company and Addison is set forth below on pages F13 - F18.

   (c)      Exhibits.

   EXHIBIT
   NUMBER   DESCRIPTION
   ------   -----------
   2.1*     Purchase Agreement described in Item 2 above (1)

   10.1*    Purchase Agreement, dated June 1, 1998, by and among the Company,
            Donaldson, Lufkin & Jenrette Securities Corporation, Jefferies &
            Company, Inc., and Friedman, Billings, Ramsey & Co., Inc.

   10.2*    Indenture described in Item 5 above

   10.3*    Registration Rights Agreement, dated June 4, 1998, by and among the
            Company, the Guarantors (as defined therein), Donaldson, Lufkin &
            Jenrette Securities Corporation, Jefferies & Company, Inc., and
            Friedman, Billings, Ramsey & Co., Inc.

   23*      Consent of Mauldin & Jenkins, LLC (regarding Form S-8 Registration
            Statements)

   99.1*    Press Release dated June 4, 1998

   99.2*    Press Release dated June 4, 1998

   * To be filed by amendment.

(1) Certain information in this exhibit will be omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           SCHUFF STEEL COMPANY



Date: June 16, 1998        By:\s\ Kenneth F. Zylstra
                               ---------------------------------------------
                               Vice President and Chief Financial Officer
                               (Principal Financial Officer and Duly Authorized Officer)

                        INDEX TO FINANCIAL STATEMENTS

Report of Mauldin & Jenkins, Independent Auditors............................F-2

Consolidated Financial Statements:

 Consolidated Balance Sheets as of June 30, 1996 and 1997
   and March 31, 1998 (unaudited)............................................F-3

 Consolidated Statements of Income for the Years Ended
   June 30, 1995, 1996 and 1997 and the Nine Months Ended
   March 31, 1997 and 1998 (unaudited).......................................F-4

 Consolidated Statements of Stockholders' Equity for the
   Years Ended June 30, 1995, 1996 and 1997 and the Nine
   Months Ended March 31, 1998 (unaudited)...................................F-5

 Consolidated Statements of Cash Flows for the Years Ended
   June 30, 1995, 1996 and 1997 and the Nine Months Ended
   March 31, 1997 and 1998 (unaudited).......................................F-6

 Notes to Consolidated Financial Statements..................................F-7

               REPORT OF MAULDIN & JENKINS, INDEPENDENT AUDITORS

To the Board of Directors
Addison Structural Services, Inc.
  and Subsidiaries
Albany, Georgia

     We have the audited the accompanying consolidated balance sheets of Addison Structural Services, Inc. and Subsidiaries as of June 30, 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Addison Structural Services, Inc. and Subsidiaries as of June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          /s/ MAULDIN & JENKINS, LLC

Albany, Georgia
August 5, 1997, except for Note 10
  as to which the date is March 18, 1998

                       ADDISON STRUCTURAL SERVICES, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                      JUNE 30,
                                                              -------------------------    MARCH 31,
                                                                 1996          1997          1998
                                                              -----------   -----------   -----------
                                                                                          (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 4,204,012   $ 8,541,708   $ 7,345,920
  Contract receivables, including retentions
    1997 -- $2,291,530; 1996 -- $1,846,983;
    1998 -- $2,201,039......................................   10,721,967     8,285,368     8,766,946
  Cost and estimated earnings in excess of billings on
    uncompleted contracts...................................    3,107,611     2,889,556     3,928,018
  Current maturities of real estate mortgage receivable.....       37,417        40,427        80,661
  Loans receivable, employees...............................       16,129        17,641         6,299
  Inventories, at the lower of cost (first-in, first-out
    method) or market.......................................    2,790,453     2,673,995     3,929,338
  Income tax receivable.....................................       20,228            --       276,018
  Prepaids..................................................           --            --        29,291
                                                              -----------   -----------   -----------
    Total current assets....................................   20,897,817    22,448,695    24,362,491
Investments, long-term receivables and other assets:
  Cash surrender value of life insurance....................      454,357       530,714       530,714
  Other investments, at cost................................       25,000        25,000        25,000
  Real estate mortgage receivable, less current
    maturities..............................................      124,859       113,047       661,776
  Deposits..................................................       13,648        13,848        13,848
                                                              -----------   -----------   -----------
                                                                  617,864       682,609     1,231,338
Property and equipment:
  Land......................................................    1,733,945     3,589,509     3,411,217
  Buildings and improvements................................    5,163,855     6,145,197     6,368,178
  Machinery, equipment and vehicles.........................    7,174,874     7,593,156     7,347,001
  Furniture and fixtures....................................      642,846       625,691       735,693
  Construction in progress..................................      822,731     1,740,309     2,431,399
                                                              -----------   -----------   -----------
                                                               15,538,251    19,693,862    20,293,488
  Less accumulated depreciation.............................    7,707,733     8,286,349     8,179,444
                                                              -----------   -----------   -----------
                                                                7,830,518    11,407,513    12,114,044
                                                              -----------   -----------   -----------
                                                              $29,346,199   $34,538,817   $37,707,873
                                                              ===========   ===========   ===========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable.............................................  $   500,000   $        --   $        --
  Current maturities on long-term debt......................       10,809        12,058            --
  Current maturities on long-term debt, ESOP stock note.....      110,175       110,175       110,175
  Current maturities on long-term debt, ESOP................       29,506        58,471        58,471
  Accounts payable..........................................    3,168,496     2,905,684     2,872,017
  Billings in excess of costs and estimated earnings on
    uncompleted contracts...................................    2,315,203       893,660     1,347,947
  Accrued expenses..........................................    2,248,029     2,773,576     1,831,416
  Income taxes payable......................................           --       396,911            --
                                                              -----------   -----------   -----------
    Total current liabilities...............................    8,382,218     7,150,535     6,220,026
Long-term liabilities:
  Long-term debt, less current maturities...................      143,764       131,704            --
  Long-term debt, ESOP stock note, less current
    maturities..............................................      936,488       826,312       743,681
  Long-term debt, ESOP, less current maturities.............       59,898       138,155       138,155
                                                              -----------   -----------   -----------
                                                                1,140,150     1,096,171       881,836
Deferred income taxes.......................................      230,762       636,328       636,328
Stockholders' equity:
  Common stock, par value $5 per share; authorized 100,000
    shares; issued 51,331 shares............................      256,654       256,654       256,654
  Additional paid in capital................................      377,114       377,114       377,114
  Retained earnings.........................................   20,095,368    26,155,128    30,386,397
                                                              -----------   -----------   -----------
                                                               20,729,136    26,788,896    31,020,165
  Less:
    ESOP stock note.........................................    1,046,663       936,487       853,856
    Deferred compensation related to ESOP guarantee.........       89,404       196,626       196,626
                                                              -----------   -----------   -----------
                                                               19,593,069    25,655,783    29,969,683
                                                              -----------   -----------   -----------
    Total liabilities and stockholders' equity..............  $29,346,199   $34,538,817   $37,707,873
                                                              ===========   ===========   ===========

                See notes to consolidated financial statements.

                       ADDISON STRUCTURAL SERVICES, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                           NINE MONTHS ENDED
                                                       YEAR ENDED JUNE 30,                     MARCH 31,
                                             ---------------------------------------   -------------------------
                                                1995          1996          1997          1997          1998
                                             -----------   -----------   -----------   -----------   -----------
                                                                                              (UNAUDITED)
Revenues...................................  $50,462,695   $57,638,044   $63,700,151   $46,194,902   $48,880,096
Cost of revenues...........................   38,974,570    43,414,287    47,774,377    34,880,775    37,701,434
                                             -----------   -----------   -----------   -----------   -----------
Gross profit...............................   11,488,125    14,223,757    15,925,774    11,314,127    11,178,662
General and administrative expenses........    5,582,433     6,000,956     6,531,854     4,642,536     5,171,633
                                             -----------   -----------   -----------   -----------   -----------
Operating income...........................    5,905,692     8,222,801     9,393,920     6,671,591     6,007,029
Nonoperating income (expense):
  Interest and dividend income.............       35,448       128,275       349,085       264,064       356,331
  Interest expense.........................     (236,274)     (152,781)      (38,181)      (30,088)      (12,336)
  Gain on sale of assets...................        2,594       107,394        21,771        16,793       429,966
  Miscellaneous other income (expense).....      157,405       185,630       366,461       160,963       (10,961)
                                             -----------   -----------   -----------   -----------   -----------
                                                 (40,827)      268,518       699,136       411,732       763,000
                                             -----------   -----------   -----------   -----------   -----------
Income before income taxes.................    5,864,865     8,491,319    10,093,056     7,083,323     6,770,029
Provision for income taxes.................    2,177,989     3,186,471     4,033,296     2,714,610     2,538,760
                                             -----------   -----------   -----------   -----------   -----------
Net income.................................  $ 3,686,876   $ 5,304,848   $ 6,059,760   $ 4,368,713   $ 4,231,269
                                             ===========   ===========   ===========   ===========   ===========

                See notes to consolidated financial statements.

                       ADDISON STRUCTURAL SERVICES, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                            ADDITIONAL                                  ESOP         DEFERRED         TOTAL
                                 COMMON      PAID IN      RETAINED      TREASURY        STOCK      COMPENSATION   STOCKHOLDERS'
                                  STOCK      CAPITAL      EARNINGS        STOCK         NOTE           ESOP          EQUITY
                                ---------   ----------   -----------   -----------   -----------   ------------   -------------
Balance, June 30, 1994........  $ 389,148   $ 571,795    $12,253,451   $(1,456,710)  $        --   $  (166,203)    $11,591,481
  Net decrease in deferred
    compensation related to
    ESOP......................         --          --             --            --            --        86,390          86,390
  Net income..................         --          --      3,686,876            --            --            --       3,686,876
                                ---------   ---------    -----------   -----------   -----------   -----------     -----------
Balance, June 30, 1995........    389,148     571,795     15,940,327    (1,456,710)           --       (79,813)     15,364,747
  Purchase of treasury
    shares....................         --          --             --       (20,272)           --            --         (20,272)
  Retirement of treasury
    stock.....................   (132,494)   (194,681)    (1,149,807)    1,476,982            --            --              --
  Net increase in deferred
    compensation related to
    ESOP......................         --          --             --            --            --        (9,591)         (9,591)
  Net increase in ESOP stock
    note......................         --          --             --            --    (1,046,663)           --      (1,046,663)
  Net income..................         --          --      5,304,848            --            --            --       5,304,848
                                ---------   ---------    -----------   -----------   -----------   -----------     -----------
Balance, June 30, 1996........    256,654     377,114     20,095,368            --    (1,046,663)      (89,404)     19,593,069
  Net increase in deferred
    compensation related to
    ESOP......................         --          --             --            --            --      (107,222)       (107,222)
  Net decrease to ESOP stock
    note......................         --          --             --            --       110,176            --         110,176
  Net income..................         --          --      6,059,760            --            --            --       6,059,760
                                ---------   ---------    -----------   -----------   -----------   -----------     -----------
Balance, June 30, 1997........    256,654     377,114     26,155,128            --      (936,487)     (196,626)     25,655,783
  Net decrease to ESOP stock
    note (unaudited)..........         --          --             --            --        82,631            --          82,631
  Net income (unaudited)......         --          --      4,231,269            --            --            --       4,231,269
                                ---------   ---------    -----------   -----------   -----------   -----------     -----------
Balance, March 31, 1998
  (unaudited).................  $ 256,654   $ 377,114    $30,386,397   $        --   $  (853,856)  $  (196,626)    $29,969,683
                                =========   =========    ===========   ===========   ===========   ===========     ===========

                See notes to consolidated financial statements.

                       ADDISON STRUCTURAL SERVICES, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                      NINE MONTHS ENDED
                                                                 YEARS ENDED JUNE 30,                     MARCH 31,
                                                        ---------------------------------------   -------------------------
                                                           1995          1996          1997          1997          1998
                                                        -----------   -----------   -----------   -----------   -----------
                                                                                                         (UNAUDITED)
OPERATING ACTIVITIES
Net income............................................  $ 3,686,876   $ 5,304,848   $ 6,059,760   $ 4,368,713   $ 4,231,269
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation........................................      891,261       921,866       978,373       731,953       737,470
  Amortization of prepaid loan costs..................        2,153         2,905            --            --            --
  Gain on sale of property and equipment..............      (15,730)     (107,394)      (21,771)      (16,793)     (429,966)
  Loss on sale of real estate held for sale...........       13,136            --            --            --            --
  Changes in assets and liabilities:
    (Increase) decrease in contract receivables.......   (1,507,123)   (2,692,332)    2,436,599     2,200,103      (481,578)
    (Increase) decrease in other receivables..........      (15,988)       19,085        (1,512)       (3,650)       11,342
    (Increase) decrease in costs in excess of billings
      or uncompleted contracts........................   (1,429,136)      787,248       218,055    (1,174,862)   (1,038,462)
    (Increase) decrease in inventories................   (1,063,985)      337,772       116,458      (685,307)   (1,255,343)
    Increase in prepaids..............................           --            --            --       (59,163)      (29,290)
    (Increase) decrease in deposits...................       14,600            --          (200)           --            --
    (Increase) decrease in income taxes receivable....           --            --            --        20,228      (276,019)
    Increase (decrease) in accounts payable...........       34,609       142,320      (262,812)       (4,269)      (33,667)
    Increase (decrease) in billings in excess of costs
      on uncompleted contracts........................      285,989       916,870    (1,421,543)           --       454,287
    Increase (decrease) in accrued expenses...........      722,106       595,445       525,547      (519,389)     (942,160)
    Increase (decrease) in deferred income taxes......     (184,030)      138,545       405,566            --            --
    Increase (decrease) in income taxes payable.......      259,009      (536,549)      417,139        64,295      (396,911)
                                                        -----------   -----------   -----------   -----------   -----------
        Net cash provided by operating activities.....    1,693,747     5,830,629     9,449,659     4,921,859       550,972
INVESTING ACTIVITIES
Proceeds from sale of property and equipment..........       42,054       225,474        86,574        46,655       118,446
Purchase of property and equipment....................     (690,178)   (2,665,204)   (4,620,171)   (1,579,818)   (1,132,481)
Proceeds from sale of real estate held for sale.......      109,000            --            --            --            --
Increase in cash surrender value of life insurance....      (66,024)      (48,050)      (76,357)           --            --
(Increase) decrease received on real estate mortgage
  receivable..........................................        7,467         8,115         8,802         6,528      (588,963)
                                                        -----------   -----------   -----------   -----------   -----------
        Net cash used in investing activities.........     (597,681)   (2,479,665)   (4,601,152)   (1,526,635)   (1,602,998)
FINANCING ACTIVITIES
Principal payments on long-term borrowings............   (1,322,018)     (972,908)      (10,811)       (7,994)     (143,762)
Purchase of treasury stock............................           --       (20,272)           --            --            --
Increase (decrease) in short-term notes payable.......      190,001      (191,002)     (500,000)     (500,000)           --
                                                        -----------   -----------   -----------   -----------   -----------
Net cash used in financing activities.................   (1,132,017)   (1,184,182)     (510,811)     (507,994)     (143,762)
                                                        -----------   -----------   -----------   -----------   -----------
Net (decrease) increase in cash and cash
  equivalents.........................................      (35,951)    2,166,782     4,337,696     2,887,230    (1,195,788)
Cash and cash equivalents at beginning of period......    2,073,181     2,037,230     4,204,012     4,204,012     8,541,708
                                                        -----------   -----------   -----------   -----------   -----------
Cash and cash equivalents at end of period............  $ 2,037,230   $ 4,204,012   $ 8,541,708   $ 7,091,242   $ 7,345,920
                                                        ===========   ===========   ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest............................................  $   227,333   $   141,279   $    47,180   $    55,088   $    12,336
                                                        ===========   ===========   ===========   ===========   ===========
  Income taxes........................................  $ 2,103,010   $ 3,584,475   $ 3,210,591   $ 2,630,087   $ 3,211,690
                                                        ===========   ===========   ===========   ===========   ===========

                See notes to consolidated financial statements.

                       ADDISON STRUCTURAL SERVICES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
(THE INFORMATION FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Change in Equity Structure

     Effective July 1, 1995, but not completed until October 6, 1995, the stockholders of Addison Steel, Inc. elected to retire all shares of treasury stock outstanding, exchange their shares of common stock for shares of common stock of Addison Structural Services, Inc., a newly formed corporation, and approve a dividend of its equity interest in Quincy Joist Company, a wholly owned subsidiary, to Addison Structural Services, Inc. The purpose of creating Addison Structural Services, Inc. is to facilitate the administrative functions of the two subsidiaries. The combination has been accounted for as a reorganization with a pooling of interests.

  Nature of Business

     Addison Structural Services, Inc. (the Company) is a holding company whose business is presently conducted by its wholly owned subsidiaries, Addison Steel, Inc. in Albany, Georgia and Orlando, Florida and Quincy Joist Company in Quincy, Florida. The subsidiaries are principally engaged in the steel fabrication and erection business throughout the Southeastern United States, but primarily in Georgia and Florida. Work is normally performed under fixed-price contracts typically lasting less than one year. Therefore, assets and liabilities relating to these contracts are all classified as current in the balance sheets.

  Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany transactions and accounts are eliminated in consolidation.

     The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within their industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

  Interim Financial Information

     The consolidated financial statements for the nine months ended March 31, 1997 and 1998 are unaudited but include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of financial position and results of operations. Operating results for the nine months ended March 31, 1998 are not necessarily indicative of the results that may be expected for any future period.

  Operating Cycle

     Balance sheet items expected to be paid or received within one year are classified as current assets and liabilities relating to long-term construction contracts are included in current assets and liabilities in the accompanying balance sheet, since they will be realized or liquidated in the normal course of contract completion, although completion may require more than one year.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and in banks as well as highly liquid investments and repurchase agreements, which are convertible to a known amount of cash and carry an insignificant risk of change in value.

                       ADDISON STRUCTURAL SERVICES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
(THE INFORMATION FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

     The Company maintains deposits in banks which, at times, may exceed FDIC insured limits. The Company has not experienced any losses in such accounts.

  Revenue and Cost Recognition

     Revenue from fixed-price contracts, except for the steel portion of the contract, is reflected in the financial statements on the percentage-of-completion method. The Company's percentage of completion is measured by the percentage of labor hours incurred to date to estimated total labor hours for each contract. This method is used because management considers expended labor hours to be the best available measure of progress on these contracts. The revenue and cost recognition related to the steel portion of the contract is based on actual pounds of steel pulled from inventory.

     At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued.

  Land, Buildings and Equipment

     Land, buildings and equipment are stated at cost. Depreciation and amortization are provided principally on the straight-line method over the following estimated useful lives:

                                                                YEARS
                                                              ---------
Buildings and improvements..................................  15 - 31.5
Machinery, equipment and vehicles...........................  3 - 5
Furniture and fixtures......................................  5 - 10

  Amortization of Deferred Debt Expense

     Deferred debt expense is being amortized by the straight-line method over the loan period.

  Income Taxes

     The Company and its subsidiaries file a consolidated income tax return. The subsidiaries provide for income taxes based on their contribution to income taxes (benefits) of the consolidated group.

     Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance within, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws on the date of enactment.

  Fair Value of Financial Instruments

     Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value.

     Carrying amounts approximated fair values for the following instruments:

Cash and cash equivalents           Notes payable
Contracts receivable                Cash surrender value of life insurance
Estimated earnings and billings on  Accounts payable
  uncompleted contracts             Accrued interest payable

                       ADDISON STRUCTURAL SERVICES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
(THE INFORMATION FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

     For other financial instruments, the determination of a fair value was not practical for disclosures as they do not represent a significant value to the Company and any differences from the carrying value of these instruments would also not be significant.

2.  INVENTORIES

     Inventories were composed of the following:

                                                                 JUNE 30,
                                                         ------------------------    MARCH 31,
                                                            1996          1997          1998
                                                         ----------    ----------    ----------
Albany:
  Steel................................................  $  607,409    $  643,675    $  900,344
  Accessories and supplies.............................      23,455        30,676        26,478
                                                         ----------    ----------    ----------
                                                            630,864       674,351       926,822
Lockhart (Orlando):
  Steel................................................     649,267       738,451     1,171,845
  Accessories and supplies.............................      37,142        35,194        34,461
                                                         ----------    ----------    ----------
                                                            686,409       773,645     1,206,306
Quincy:
  Steel................................................   1,351,780     1,078,023     1,532,079
  Accessories and supplies.............................     121,400       147,976       240,269
                                                         ----------    ----------    ----------
                                                          1,473,180     1,225,999     1,772,348
Pinewood Plantation:
  Accessories and supplies.............................          --            --        23,862
                                                         ----------    ----------    ----------
                                                         $2,790,453    $2,673,995    $3,929,338
                                                         ==========    ==========    ==========

3.  COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

     Cost and estimated earnings on uncompleted contracts consisted of the following:

                                                               JUNE 30,
                                                      --------------------------     MARCH 31,
                                                         1996           1997           1998
                                                      -----------    -----------    -----------
Cost incurred on uncompleted contracts..............  $27,911,919    $31,060,324    $31,820,446
Estimated earnings..................................    6,866,556      8,839,253      8,873,494
                                                      -----------    -----------    -----------
                                                       34,778,475     39,899,577     40,693,940
Less billings to date...............................   33,986,067     37,903,681     38,113,869
                                                      -----------    -----------    -----------
                                                      $   792,408    $ 1,995,896    $ 2,580,071
                                                      ===========    ===========    ===========

     Included in the accompanying consolidated balance sheets under the following captions:

                                                               JUNE 30,
                                                       -------------------------     MARCH 31,
                                                          1996           1997          1998
                                                       -----------    ----------    -----------
Cost and estimated earnings in excess of billings on
  uncompleted contracts..............................  $ 3,107,611    $2,889,556    $ 3,928,018
Billings in excess of costs and estimated earnings on
  uncompleted contracts..............................   (2,315,203)     (893,660)    (1,347,947)
                                                       -----------    ----------    -----------
                                                       $   792,408    $1,995,896    $ 2,580,071
                                                       ===========    ==========    ===========

                       ADDISON STRUCTURAL SERVICES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
(THE INFORMATION FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

4.  LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                   JUNE 30,
                                                             --------------------    MARCH 31,
                                                               1996        1997        1998
                                                             --------    --------    ---------
Note payable, E.C. Addison, a related party, due in monthly
  installments of $2,273, including interest at 11.0
  percent, collateralized by real estate...................  $154,573    $143,762    $     --
Less current portion.......................................    10,809      12,058          --
                                                             --------    --------    --------
                                                             $143,764    $131,704    $     --
                                                             ========    ========    ========

     Aggregate maturities required on long-term debt at June 30, 1997 are as follows:

1998........................................................  $ 12,058
1999........................................................    13,456
2000........................................................    15,013
2001........................................................    16,750
2002........................................................    18,689
Later years.................................................    67,796
                                                              --------
                                                              $143,762
                                                              ========

     All interest incurred during the years ended June 30, 1995, 1996, and 1997, and the nine months ended March 31, 1997 and 1998, was expensed.

5.  INCOME TAXES

     The provision for income taxes consists of the following:

                                                                            NINE MONTHS ENDED
                                        YEAR ENDED JUNE 30,                     MARCH 31,
                               --------------------------------------    ------------------------
                                  1995          1996          1997          1997          1998
                               ----------    ----------    ----------    ----------    ----------
Current......................  $2,362,019    $3,047,926    $3,627,730    $2,714,610    $2,538,760
Deferred.....................    (184,030)      138,545       405,566            --            --
                               ----------    ----------    ----------    ----------    ----------
Provision for income taxes...  $2,177,989    $3,186,471    $4,033,296    $2,714,610    $2,538,760
                               ==========    ==========    ==========    ==========    ==========

     The components of deferred income taxes are as follows:

                                                                   JUNE 30,
                                                             --------------------    MARCH 31,
                                                               1996        1997        1998
                                                             --------    --------    ---------
Deferred tax liabilities:
  Property and equipment...................................  $230,762    $636,328    $636,328
                                                             --------    --------    --------
Net deferred tax liability.................................  $230,762    $636,328    $636,328
                                                             ========    ========    ========

                       ADDISON STRUCTURAL SERVICES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
(THE INFORMATION FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

     The reconciliation of income tax computed at the U.S. federal statutory rates to provision for income taxes follows:

                                                                            NINE MONTHS ENDED
                                        YEAR ENDED JUNE 30,                     MARCH 31,
                              ---------------------------------------    ------------------------
                                 1995          1996           1997          1997          1998
                              ----------    -----------    ----------    ----------    ----------
Tax at U.S. federal
  statutory rates...........  $1,994,000    $ 2,887,000    $3,432,000    $2,408,000    $2,302,000
State income taxes, net of
  federal tax benefit.......     322,000        389,000       512,000       401,000       383,000
Other.......................    (138,000)       (90,000)       89,000       (94,000)     (146,000)
                              ----------    -----------    ----------    ----------    ----------
                              $2,178,000    $43,186,000    $4,033,000    $2,715,000    $2,539,000
                              ==========    ===========    ==========    ==========    ==========

6.  EMPLOYEE STOCK OWNERSHIP PLAN

     In 1981, the Company established an Employee Stock Ownership Plan (ESOP). The primary purpose of the plan is to provide retirement benefits to substantially all employees. Through June 30, 1997, 23,836.22 shares of the Company's common stock were held by the Employee Stock Ownership Trust, which was established to administer the ESOP. Contributions to the ESOP are tax deductible and are accounted for by the Company in the same manner as all of its other employee fringe benefit expenses. Contributions under the plan amounted to $175,861, $214,877, and $306,627 for the years ended 1995, 1996, and 1997, respectively, and $180,899 and $385,625 for the nine months ended March 31, 1997 and 1998, respectively.

     The Plan authorizes its Trustee to distribute vested benefits either at termination of employment or at the normal retirement age of sixty-five (65). An account becomes fully vested only after a participant has completed seven years of service with the Company, has retired at normal retirement age or has become disabled. The distribution can be made in the form of stock, or a cash settlement evidenced by a promissory note. The promissory note would be payable in four (4) equal installments plus accrued interest at prime plus one percent. If the participant elects a stock distribution, he may offer the stock to the company for purchase. If so offered, the company is required to purchase the stock at fair market value. The Company pays twenty percent of the total purchase price at closing, and the balance of the purchase price is evidenced by a promissory note bearing interest at one percent above prime. The note is paid in four equal annual installments plus interest beginning one year after the closing. The Company may grant the Trust an option to assume the Company rights and obligations at the time a participant exercises this option. Repayment of the debt is, however, guaranteed by the Company.

     Aggregate future principal payments of the notes payable referred to in the preceding paragraph are due as follows:

Year ending June 30,
1998........................................................  $ 58,471
1999........................................................    54,604
2000........................................................    49,369
2001........................................................    34,182
                                                              --------
                                                              $196,626
                                                              ========

     This debt was recorded in the accompanying consolidated balance sheets with a corresponding deduction from stockholders' equity. The debt and the deduction from stockholders' equity are reduced as the Trust makes principal payments to the participants.

                       ADDISON STRUCTURAL SERVICES, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
(THE INFORMATION FOR THE NINE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 7.  ESOP STOCK NOTE

     In October 1995, the Trustees of the ESOP authorized $1,101,750 of borrowings from SunTrust Bank of South Georgia, for the purchase of 5,000 shares of the Company's common stock previously owned by another stockholder. The note, payable in 40 quarterly installments of $27,543.75 plus interest at prime, is collateralized by the 5,000 shares of stock.

     Future principal payments of the note payable are due as follows:

Year ending June 30,
1998........................................................  $110,175
1999........................................................   110,175
2000........................................................   110,175
2001........................................................   110,175
2002........................................................   110,175
Later.......................................................   385,612
                                                              --------
                                                              $936,487
                                                              ========

     This debt was recorded in the accompanying consolidated balance sheets with a corresponding deduction from stockholders' equity. The debt and the deduction from stockholders' equity are reduced as the Trust makes principal payments.

 8.  STOCK OPTION AGREEMENT

     On November 15, 1994, the Company's wholly owned subsidiary, Quincy Joist Company, entered into a stock option agreement with one of its officers. The agreement provides that the officer will be granted ten stock options over a ten-year period to purchase eleven shares each year of its common stock for a total of 110 shares which will be 10 percent of the Company's shares after the tenth option is exercised. The exercise price of each share of common stock subject to this option agreement shall be $1,704 per share. The options, as granted, will be exercisable at any time before December 31, 2003 subject to the terms and conditions of the agreement. If the options are exercised, the stock will be subject to a buy-sell agreement between the Company and the officer.

     No options have been exercised as of March 31, 1998, and June 30, 1997, and no compensation has been recognized for the options.

 9.  RELATED PARTY TRANSACTIONS

     The Company purchases a portion of its steel requirements from Chris-Mar, Inc., a related party through common control. The Company purchased 8.04 percent, 7.54 percent and 9.10 percent of its steel requirements amounting to $1,373,669, $1,344,771 and $1,614,944 for the years ended June 30, 1995, 1996 and 1997, respectively.

10.  SUBSEQUENT EVENTS

     On March 18, 1998, the stockholders of the Company announced that they had executed a letter of intent to sell all of the outstanding shares of stock of the Company to Schuff Steel Company (Schuff). Schuff is in the process of performing its due diligence with respect to the transaction and is attempting to obtain financing to complete the acquisition. However, there is no assurance that the transaction will ultimately be completed.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined statement of income data and supplemental information gives effect to (i) the acquisition by Schuff Steel Company ("Schuff") of Addison Structural Services, Inc. ("Addison") (the "Acquisition") and (ii) the offering and sale of $100 million in principal amount of Schuff's 10 1/2% Senior Notes due 2008 (the "Notes") ("the Offering") and the application of the net proceeds therefrom, as if they had occurred on January 1, 1997 for the year ended December 31, 1997, April 1, 1997 for the last twelve months ended March 31, 1998 and January 1, 1998 for the three months ended March 31, 1998. The unaudited pro forma condensed combined balance sheet as of March 31, 1998 gives effect to (i) the Acquisition and (ii) the Offering and the application of the net proceeds therefrom, as if they had occurred on March 31, 1998. The unaudited pro forma condensed combined statements of income are derived from the historical and calendarized financial statements of Schuff and Addison for the periods indicated. Addison's 1997 fiscal year end was June 30, 1997 and Schuff's 1997 year end was December 31, 1997. Accordingly, for the statement of income for the period ended December 31, 1997, the unaudited six month period ended December 31, 1997 has been added to Addison's statement of income for the fiscal year ended June 30, 1997 and the unaudited results for the six month period ended December 31, 1996 have been deducted. For the statement of income for the twelve month period ended March 31, 1998, (i) the unaudited three month period ended March 31, 1998 has been added to Schuff's statement of income for the year ended December 31, 1997 and the unaudited results for the three month ended March 31, 1997 have been deducted and (ii) the unaudited nine month period ended March 31, 1998 has been added to Addison's statement of income for the fiscal year ended June 30, 1997 and the unaudited results for the nine month period ended March 31, 1997 have been deducted.

     The pro forma adjustments which give effect to the various events described above are based upon currently available information and upon certain assumptions and adjustments that management of Schuff and Addison believes are reasonable and that meet the factually supportable criteria of the Commission for pro forma financial information. The Acquisition will be accounted for by Schuff under the purchase method and the resulting assets acquired and liabilities assumed will be recorded at their estimated fair market values at the date of acquisition. No interest income was assumed to have been earned on the portion of the proceeds of the Offering that are not expected to be used to fund the cash portion of the purchase price of the Acquisition or to pay other existing indebtedness of Schuff, although such funds will be available to Schuff for investment purposes. The adjustments included in the unaudited pro forma condensed combined financial statements reflect Schuff and Addison's preliminary assumptions and estimates based upon available information. There can be no assurance that the actual adjustments will not vary significantly from the estimated adjustments reflected in the unaudited pro forma condensed combined financial statements.

     The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations that would have occurred or that may be obtained in the future if the transactions described above had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, labor and materials costs, competition, Schuff's ability to successfully integrate the operations of Addison with its current business and several other factors, many of which are beyond Schuff's control. See Schuff's filings with the Securities and Exchange Commission for a description of factors that may affect Schuff's operations and financial results.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)

                                     ASSETS

                                                    SCHUFF       ADDISON       PRO FORMA
                                                  HISTORICAL    HISTORICAL    ADJUSTMENTS    PRO FORMA
Current assets:
  Cash and cash equivalents.....................   $   303       $ 7,346       $ 39,887(1)   $ 47,536
  Receivables...................................    21,904         8,767             --        30,671
  Restricted funds on deposit...................     2,662            --             --         2,662
  Costs and recognized earnings in excess of
     billings on uncompleted contracts..........     6,129         3,928             --        10,057
  Inventories...................................     2,463         3,929             --         6,392
  Other current assets..........................       827           393             --         1,220
                                                   -------       -------       --------      --------
          Total current assets..................    34,288        24,363         39,887        98,538
Property and equipment, net.....................     7,583        12,114         (2,657)(2)    17,040
Goodwill........................................        --            --         27,633(3)     27,633
Other assets....................................       100         1,231          4,000(4)      5,331
                                                   -------       -------       --------      --------
          Total assets..........................   $41,971       $37,708       $ 68,863      $148,542
                                                   =======       =======       ========      ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................   $ 2,796       $ 2,872       $     --      $  5,668
  Billings in excess of costs and recognized
     earnings on uncompleted contracts..........     4,290         1,348             --         5,638
  Accrued expenses..............................     4,142         1,831             --         5,973
  Notes payable and current portion of long-term
     debt.......................................       304           169           (312)(5)       161
                                                   -------       -------       --------      --------
          Total current liabilities.............    11,532         6,220           (312)       17,440
Other liabilities...............................       496           636             --         1,132
Bank indebtedness...............................     3,665           882         (4,069)(5)       478
Holdback Notes payable..........................        --            --          3,214(6)      3,214
Senior Notes....................................        --            --        100,000(7)    100,000
                                                   -------       -------       --------      --------
          Total long-term debt..................     3,665           882         99,145       103,692
                                                   -------       -------       --------      --------
Stockholders' equity............................    26,278        29,970        (29,970)(8)    26,278
                                                   -------       -------       --------      --------
          Total liabilities and stockholders'
            equity..............................   $41,971       $37,708       $ 68,863      $148,542
                                                   =======       =======       ========      ========

------------------------------
(1) Represents $96,000 of net proceeds from the issuance of Notes less repayments of existing indebtedness of Schuff of $3,330, net cash paid in connection with the Acquisition of $51,683 (cash portion of Acquisition based on March 31, 1998 financial information, less $2,750 of proceeds from sale of certain assets of Addison sold to Addison's majority stockholder contemporaneously with the closing of the Acquisition), and $1,100 cash paid for the Company's estimate of direct acquisition costs.

(2) Represents the net book value of certain assets of Addison sold to Addison's majority stockholder contemporaneously with the closing of the Acquisition.

(3) Schuff has not completed its assessment of the fair value of the net assets being acquired for purposes of allocating the purchase price. Accordingly, the excess of the purchase price over the historic net asset value of the acquired companies has been allocated entirely to goodwill which will be amortized over a
     (footnotes continued on following page)

25-year period. The estimated purchase price allocation based upon balances as of March 31, 1998 is as follows:

Cash consideration..........................................  $54,433
Holdback Note...............................................    3,214
Direct acquisition costs....................................    1,100
                                                              -------
Total purchase price........................................   58,747
Net book value of net assets acquired.......................   31,114
                                                              -------
Goodwill....................................................  $27,633
                                                              =======

    The net book value of net assets acquired entities represents the historic net book value of Addison increased by the elimination of the $1,051 ESOP debt guarantee reflected historically as a reduction of equity and the $93 excess of the sales price of the assets not being acquired over the related net book value.

(4) Represents debt issuance costs related to the Notes.

(5) Represents elimination of ESOP debt guaranteed by Addison of $1,051 and the repayment of $3,330 of other existing indebtedness.

(6) Represents the Holdback Note delivered to Addison's majority stockholder as part of the purchase price of the Acquisition.

(7) Represents face value of the Notes.

(8) Represents elimination of net book value of acquired entities.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                  SCHUFF       ADDISON       PRO FORMA
                                                HISTORICAL    HISTORICAL    ADJUSTMENTS     PRO FORMA
STATEMENT OF INCOME DATA:
Revenues......................................   $138,218      $67,285       $   (283)(1)   $205,220
Cost of revenues..............................    117,955       51,314           (117)(1)    169,152
                                                 --------      -------       --------       --------
  Gross profit................................     20,263       15,971           (166)        36,068
  General and administrative expenses.........      8,880        7,002         (1,607)(2)     14,275
  Goodwill amortization.......................         --           --          1,105(3)       1,105
                                                 --------      -------       --------       --------
     Operating income.........................     11,383        8,969            336         20,688
Interest expense..............................       (348)         (15)       (10,976)(4)    (11,339)
Other income..................................        520        1,011             --          1,531
                                                 --------      -------       --------       --------
  Income before income taxes..................     11,555        9,965        (10,640)        10,880
Provision for income taxes....................      2,823        3,836         (3,814)(5)      2,845
                                                 --------      -------       --------       --------
  Net income..................................      8,732        6,129         (6,826)         8,035
Pro forma income taxes........................      1,513           --             --          1,513
                                                 --------      -------       --------       --------
  Pro forma net income........................   $  7,219      $ 6,129       $ (6,826)      $  6,522
                                                 ========      =======       ========       ========
SUPPLEMENTAL INFORMATION:
EBITDA........................................   $ 12,903      $ 9,949       $  1,441       $ 24,293
Depreciation and amortization.................      1,520          980          1,105          3,605
Cash interest expense.........................        348           15         10,576         10,939
EBITDA/cash interest expense..................                                                   2.2x
Backlog.......................................   $ 56,793      $23,781       $     --       $ 80,574

---------------
(1) Represents historic revenues and expenses of operating certain assets of Addison sold to Addison's majority stockholder contemporaneously with the closing of the Acquisition.

(2) Represents cost reductions of $850 for chief executive officer salary in excess of future consulting contract costs, $300 for costs related to the ESOP of Addison that is being terminated and $457 for costs related to certain assets of Addison sold to Addison's majority stockholder contemporaneously with the closing of the Acquisition.

(3) Represents amortization of excess of purchase price over fair value of net assets acquired related to the Acquisition.

(4) Represents interest expense on the Notes at an interest rate of 10.5% per annum, the Holdback Note and the amortization of the related debt issuance costs over a ten-year period offset by the elimination of interest on existing indebtedness of Schuff repaid from the proceeds of the Offering.

(5) Represents income tax expense on the pro forma adjustments at an effective rate of 40%, except for goodwill amortization which is not deductible for financial reporting or tax purposes.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                FOR THE LAST TWELVE MONTHS ENDED MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                  SCHUFF       ADDISON       PRO FORMA
                                                HISTORICAL    HISTORICAL    ADJUSTMENTS     PRO FORMA
STATEMENT OF INCOME DATA:
Revenues......................................   $140,137      $ 66,385      $   (447)(1)   $206,075
Cost of revenues..............................    118,734        50,595          (207)(1)    169,122
                                                 --------      --------      --------       --------
  Gross profit................................     21,403        15,790          (240)        36,953
  General and administrative expenses.........      9,193         7,061        (1,790)(2)     14,464
  Goodwill amortization.......................         --            --         1,105(3)       1,105
                                                 --------      --------      --------       --------
     Operating income.........................     12,210         8,729           445         21,384
Interest expense..............................       (351)          (20)      (10,932)(4)    (11,303)
Other income..................................        665         1,071            --          1,736
                                                 --------      --------      --------       --------
  Income before income taxes..................     12,524         9,780       (10,487)        11,817
Provision for income taxes....................      3,969         3,858        (3,752)(5)      4,075
                                                 --------      --------      --------       --------
  Net income..................................      8,555         5,922        (6,735)         7,742
Pro forma income taxes........................        803            --            --            803
                                                 --------      --------      --------       --------
  Pro forma net income........................   $  7,752      $  5,922      $ (6,735)      $  6,939
                                                 ========      ========      ========       ========
SUPPLEMENTAL INFORMATION:
EBITDA........................................   $ 13,792      $  9,712      $  1,550       $ 25,054
Depreciation and amortization.................      1,582           983         1,105          3,670
Cash interest expense.........................        351            20        10,532         10,903
EBITDA/cash interest expense..................                                                   2.3x
Backlog.......................................   $ 66,539      $ 30,869      $     --       $ 97,408

---------------

(1) Represents historic revenues and expenses of operating certain assets of Addison sold to Addison's majority stockholder contemporaneously with the closing of the Acquisition.

(2) Represents cost reductions of $850 for chief executive officer salary in excess of future consulting contract costs, $300 for costs related to the ESOP of Addison that is being terminated and $640 for costs related to certain assets of Addison sold to Addison's majority stockholder contemporaneously with the closing of the Acquisition.

(3) Represents amortization of excess of purchase price over fair value of net assets acquired related to the Acquisition.

(4) Represents interest expense on the Notes at a rate of 10.5% per annum, the Holdback Note and the amortization of the related debt issuance costs over a ten-year period offset by the elimination of interest on existing indebtedness of Schuff repaid from the proceeds of the Offering.

(5) Represents income tax expense on the pro forma adjustments at an effective rate of 40%, except for goodwill amortization which is not deductible for financial reporting or tax purposes.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                  SCHUFF       ADDISON       PRO FORMA
                                                HISTORICAL    HISTORICAL    ADJUSTMENTS      PRO FORMA
STATEMENT OF INCOME DATA:
Revenues......................................   $27,426       $14,141        $  (162)(1)     $41,405
Cost of revenues..............................    22,434        11,100            (91)(1)      33,443
                                                 -------       -------        -------         -------
  Gross profit................................     4,992         3,041            (71)          7,962
  General and administrative expenses.........     2,394         1,679           (474)(2)       3,599
  Goodwill amortization.......................        --            --            277(3)          277
                                                 -------       -------        -------         -------
     Operating income.........................     2,598         1,362            126           4,086
Interest expense..............................       (98)           (5)        (2,703)(4)      (2,806)
Other income..................................       241           132             --             373
                                                 -------       -------        -------         -------
  Income before income taxes..................     2,741         1,489         (2,577)          1,653
Provision for income taxes....................     1,146           559           (920)(5)         785
                                                 -------       -------        -------         -------
  Net income..................................   $ 1,595       $   930        $(1,657)        $   868
                                                 =======       =======        =======         =======
SUPPLEMENTAL INFORMATION:
EBITDA........................................   $ 3,021       $ 1,607        $   403         $ 5,031
Depreciation and amortization.................       423           245            277             945
Cash interest expense.........................        98             5          2,603           2,706
EBITDA/cash interest expense..................                                                    1.9x
Backlog.......................................   $66,539       $30,869        $    --         $97,408

------------------------------
(1) Represents historic revenues and expenses of operating certain assets of Addison sold to Addison's majority stockholder contemporaneously with the closing of the Acquisition.

(2) Represents cost reductions of $213 for chief executive officer salary in excess of future consulting contract costs, $75 for costs related to the ESOP of Addison that is being terminated and $186 for costs related to certain assets of Addison sold to Addison's majority stockholder contemporaneously with the closing of the Acquisition.

(3) Represents amortization of excess of purchase price over fair value of net assets acquired related to the Acquisition.

(4) Represents interest expense on the Notes at a rate of 10.5% per annum, the Holdback Note and the amortization of the related debt issuance costs over a ten-year period offset by the elimination of interest on existing indebtedness of Schuff repaid from the proceeds of the Offering.

(5) Represents income tax expense on the pro forma adjustments at an effective rate of 40%, except for goodwill amortization which is not deductible for financial reporting or tax purposes.

                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER   DESCRIPTION
   ------   -----------
   2.1*     Purchase Agreement described in Item 2 above (1)

   10.1*    Purchase Agreement, dated June 1, 1998, by and among the Company,
            Donaldson, Lufkin & Jenrette Securities Corporation, Jefferies &
            Company, Inc., and Friedman, Billings, Ramsey & Co., Inc.

   10.2*    Indenture described in Item 5 above

   10.3*    Registration Rights Agreement, dated June 4, 1998, by and among the
            Company, the Guarantors (as defined therein), Donaldson, Lufkin &
            Jenrette Securities Corporation, Jefferies & Company, Inc., and
            Friedman, Billings, Ramsey & Co., Inc.

   23*      Consent of Mauldin & Jenkins, LLC (regarding Form S-8 Registration
            Statements)

   99.1*    Press Release dated June 4, 1998

   99.2*    Press Release dated June 4, 1998

   *     To be filed by amendment.

(1) Certain information in this exhibit will be omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.